SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 19, 2013 (December 18, 2013)
Date of Report (Date of earliest event reported)

Anchor BanCorp Wisconsin Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34955	391726871
(Commission File Number)	(IRS Employer Identification No.)

25 West Main Street, Madison, Wisconsin 57303
(Address of Principal Executive Office) (Zip Code)

800-252-8982
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers.

On December 18, 2013, the Board of Directors of Anchor BanCorp Wisconsin Inc. (the “Company”) appointed Messrs. Bradley E. Cooper and Martin S. Friedman to the Board of Directors of the Company (the “Board”).

Each of Messrs. Cooper and Friedman were appointed to the Board pursuant to the terms of the Stock Purchase Agreements (the “Stock Purchase Agreements”) between the Company and each of Capital Z Partners III, L.P. (“Capital Z”) and Bridge Equities III, LLC (“Bridge Equities”), dated August 12, 2013, respectively, upon receipt of requisite regulatory clearances in connection with such appointments.

Pursuant to the Stock Purchase Agreement between Capital Z and the Company, on September 27, 2013, Capital Z purchased 877,800 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) (taking into account the Company’s reverse stock split on October 2, 2013 (the “Reverse Stock Split”)) for $17,556,000.  Mr. Cooper is a founding partner of the Capital Z family of funds.

Pursuant to the Stock Purchase Agreement between Bridge Equities and the Company, on September 27, 2013, Bridge Equities purchased 827,800 shares of Common Stock (taking into account the Reverse Stock Split) for $16,556,000, and, pursuant to the Stock Purchase Agreement between FJ Capital Long/Short Equity Fund LLC (“FJ Capital”) and the Company, on September 27, 2013, FJ Capital purchased 50,000 shares of Common Stock (taking into account the Reverse Stock Split).  Mr. Friedman is the managing member of FJ Capital Management LLC, which is the investment advisor of Bridge Equities and the managing member of FJ Capital.

Each of Messrs. Cooper and Friedman will receive compensation for their services as directors consistent with that of the Company’s other non-employee directors, including board and committee fees, chairperson fees, and the eligibility to receive stock-based awards and other compensation as may be paid to the Company’s directors from time to time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2013, pursuant to Article VII, Section 3 of the Company’s By-Laws, the Board approved a change in the Company’s fiscal year end from March 31 to December 31.  The fiscal year of the Company will commence on January 1 (beginning January 1, 2014) of each year and end on December 31 of each year, except in the case of the 2013 fiscal year, which commenced on April 1 and will end on December 31, 2013.  The Company intends to file a transition report on Form 10-KT for the nine months ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR BANCORP WISCONSIN INC.

Date: December 19, 2013	By:	/s/ Mark D. Timmerman
		Name:	Mark D. Timmerman
		Title:	Executive Vice President, Secretary and General Counsel